Exhibit 5



                   [HASKELL SLAUGHTER & YOUNG, LLC LETTERHEAD]









                                  June 6, 1996



Cobb Theatres, L.L.C.
Cobb Finance Corp.
The Cobb Building
24 Montclair Road
Birmingham, Alabama  35213

                     Re:  Registration Statement on Form S-4

Gentlemen:

     We have served as counsel for Cobb Theatres, L.L.C., an Alabama limited liability company (the "Company" or "Cobb"), and Cobb Finance Corp., an Alabama corporation and wholly-owned subsidiary of the Company ("Finance Corp." and, together with the Company, the "Issuers"), in connection with the proposed exchange offer (the "Exchange Offer") which is more fully described in the Registration Statement on Form S-4 (Commission File No. 333-2724) filed under the Securities Act of 1933, as amended, with the Securities and Exchange Commission on June 6, 1996 (the "Registration Statement"), to exchange $1,000 principal amount of its 10-5/8% New Senior Secured Notes due 2003 (the "New Senior Secured Notes") for each $1,000 principal amount of its outstanding 10-5/8% Senior Secured Notes due 2003 (the "Original Senior Secured Notes"), of which $85,000,000 in aggregate principal amount are outstanding as of the date hereof. This opinion is furnished to you pursuant to the requirements of Form S-4.

     In connection with this opinion, we have examined and are familiar with originals or copies (certified or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the formation of the Company and the incorporation of Finance Corp. and to the authorization and issuance of the New Senior Secured Notes as we have deemed necessary and appropriate.

     Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, it is our opinion that:

Cobb Theatres, L.L.C.
Cobb Finance Corp.
June 6, 1996
Page 2
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     1.   The New Senior Secured Notes have been duly authorized; and

     2. Upon issuance, sale and delivery of the New Senior Secured Notes as contemplated in the Registration Statement, the New Senior Secured Notes will be legally issued, fully paid and nonassessable and will constitute the valid and binding obligations of the Issuers.

     We do hereby consent to the reference to our Firm under the heading "Legal Matters" in the Prospectus which forms a part of the Registration Statement, and to the filing of this opinion as an Exhibit thereto.

                                        Very truly yours,

                                        HASKELL SLAUGHTER & YOUNG, L.L.C.


                                        By     /s/ Ross N. Cohen
                                          --------------------------------------
                                                   Ross N. Cohen